Exhibit 99.2

Risks Related to Our Financial Position and Need for Additional Capital

Our need for additional capital raises substantial doubt about our ability to continue as a going concern. We will require substantial additional funding, in the immediate term, to continue operations and to resume and complete the planned or future development and any commercialization of EQ504, EQ302 and any future product candidates. If we are unable to raise this capital when needed, we may be forced to further delay or eliminate our research and development programs or other operations, pursue strategic alternatives, including mergers, or wind up the company’s operations entirely.

Although we have implemented operating changes and plan to take further actions as necessary to decrease our expenditures and conserve our cash, we expect our expenses to potentially increase substantially over the next few years if EQ504 or other product candidates successfully advance through additional stages of development and larger, more expensive clinical studies. The development of biotechnology product candidates is capital intensive. As we conduct non-clinical research and clinical development of our product candidates, we will need substantial additional funds to maintain and expand our capabilities in a variety of areas including discovery and non-clinical research, clinical development, regulatory affairs, product development, product quality assurance, and pharmacovigilance. In addition, if we obtain marketing approval of any of our product candidates, we expect to incur significant commercialization expenses for marketing, sales, manufacturing and distribution. Some of those commercialization investments may be made at-risk in advance of receiving an approval.

Based on our current operating plans, we believe that our cash and cash equivalents as of June 30, 2025, will be sufficient to fund operations into the fourth quarter of 2025, based on certain assumptions and estimates that may prove to be inaccurate. As a result, there is substantial doubt about our ability to continue as a going concern. Specifically, management’s projected cash runway is based on estimates of reduced expenses related to cash savings initiatives and operational changes that have been made by the Company, including with respect to the closure of the Phase 3 EQUATOR study, not undertaking further development of EQ302, paused development of EQ504, eliminating certain positions, pausing the prosecution and renewals of patents related to itolizumab and EQ302, and reducing certain discretionary expenditures.

Our financial statements included in our recent Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025 were prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described above. We may be forced to extend payment terms with suppliers, liquidate assets where possible at a potentially lower amount than as recorded in our financial statements, further curtail planned operations or cease operations entirely and wind up our business. Any of these could materially and adversely affect our liquidity, financial condition and business prospects and, as a result, our stockholders may not receive full value, or may receive no value, for their investment. In light of our existing cash and cash equivalents and our current obligations, such a liquidation or disposition process may occur subject to bankruptcy.

Ono Pharmaceuticals Co., Ltd.., or Ono, did not exercise its option to acquire our rights to itolizumab (EQ001) and as a result, on October 30, 2024, Ono’s option and the asset purchase agreement automatically terminated. With the expiration of Ono’s option period, we no longer receive reimbursement from Ono for our itolizumab (EQ001) development expenses incurred after October 30, 2024, which has adversely impacted our net cash used in operations. As a result of Ono’s decision to let its option lapse, we have and will need to continue to significantly reduce our operating burn to be able to fund our operations into the fourth quarter of 2025, as described above. In addition to significantly decreasing our spending, we have and will continue to pursue sources of additional capital, including pursuant to the Open Market Sales AgreementSM, dated October 8, 2023, as amended August 3, 2025, with LifeSci Capital LLC (the “2023 ATM Facility”) as well as other financing sources that may be available to us. Our ability to meaningfully access our 2023 ATM Facility or otherwise raise additional capital was adversely impacted by negative FDA feedback on our EQUATOR results. We have implemented further cost cutting measures including pausing development of our product candidates, such as EQ504, and pausing the prosecution and renewals of patents related to itolizumab and EQ302. Further, we may need to pursue strategic alternatives, including mergers, or wind up the company’s operations entirely.

Changing circumstances or inaccurate estimates by us may cause us to use capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. For example, our planned or future clinical studies of our product candidates may encounter technical, enrollment or other issues that could cause our development costs to increase more than we expect.

We do not have sufficient funds to continue the clinical development of EQ504 or any of our product candidates. We will need to raise substantial additional capital to complete the development and commercialization of EQ504 and any other product candidates, which additional capital, if capable of being raised, may be raised through the sale of our common stock or other securities or through the entering into of alternative strategic transactions, the terms of which may require us to divest one or more of our product candidates, or cause our stockholders to incur substantial dilution.

Future capital requirements will depend on many factors, including:

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the initiation, progress, timing, costs and results, if we resume development activities, of our planned or future non-clinical and clinical studies of EQ504, itolizumab (EQ001), EQ302 and other future product candidates, including as such activities may be adversely impacted by public health epidemics or outbreaks, the evolving conflict between Russia and Ukraine, the conflict in the Middle East, bank failures, tariffs and inflationary pressures on the economy;

•	our ability to timely implement and realize the benefit of significant expense reductions;

•	the advancement and cost of preclinical research, if we resume development activities, of EQ504, EQ302 and other novel preclinical drug candidates;

•	the number and scope of indications we decide to pursue for the development of our product candidates;

•	the cost, timing and impact of our new cryptocurrency treasury reserve strategy;

•	the cost, timing and outcome of regulatory review of any Biologics License Application, or BLA, or New Drug Application, or NDA, we may submit for our product candidates;

•	the costs and timing of manufacturing EQ504, itolizumab (EQ001) and other product candidates;

•	the costs of drug formulation research and device development;

•	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

•	our efforts to enhance operational systems and our ability to attract, hire and retain qualified personnel, including personnel to support the development of our product candidates;

•	the costs associated with being a public company;

•	our ability to enter into partnerships or otherwise monetize our pipeline through strategic transactions on a timely basis, on terms that are favorable to us, or at all;

•	the terms and timing of establishing and maintaining collaborations, licenses and other similar arrangements;

•	the extent to which we acquire or in-license other product candidates and technologies or engage in in-house discovery and preclinical research of new product candidates;

•	the legal and other transactional costs associated with our business development activities; and

•	the cost associated with commercializing EQ504, itolizumab (EQ001) or any of our other product candidates, if approved for commercial sale.

In August 2025, we amended the 2023 ATM Facility with Jefferies LLC, to replace Jefferies LLC as the sales agent with LifeSci Capital LLC. Under the 2023 ATM Facility, we may offer and sell shares of our common stock having an aggregate offering price of up to $21.95 million from time to time through LifeSci Capital LLC acting as our sales agent.

Our commercial revenues, if any, are expected to be primarily derived from sales of products, which is unlikely to happen for at least several years, if ever. We will need to obtain substantial additional funding to continue our operations. Adequate additional financing may not be available to us on acceptable terms, or at all. Our ability to raise additional capital was adversely impacted by the FDA’s negative feedback on the EQUATOR trial results, and will be adversely impacted by the potential worsening global economic conditions and disruptions to, and volatility in, the credit and financial markets in the United States and worldwide resulting from public health epidemics or outbreaks, bank failures, potential tariffs, the conflict between Russia and Ukraine, the conflicts in the Middle East, and monetary policy changes of federal agencies that have increased interest rates to address inflationary pressures on the economy. If such disruptions persist and deepen, we could experience an inability to access additional capital. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we are unable to raise capital when needed or on attractive terms, we would be forced to further delay or eliminate our research and development programs or other operations, potentially entirely, or enter into partnerships or otherwise monetize our pipeline through strategic transactions on terms that may not be as favorable to us as if we developed or commercialized the product candidates ourselves. Further, we may not be able to access a portion of our existing cash, cash equivalents and investments due to market conditions.

Risks Related to Our Crypto Treasury Strategy

Cryptocurrencies are highly volatile assets, and fluctuations in the price of cryptocurrencies are likely to influence our financial results and the market price of our common stock.

Cryptocurrencies are highly volatile assets, and significant fluctuations in the price of cryptocurrencies over short periods of time are likely to influence our financial results and the market price of our common stock. Our financial results and the market price of our common stock would be adversely affected, and our business and financial condition would be negatively impacted, if the price of cryptocurrency decreased substantially (as it has in the past, such as during 2022), including as a result of:

•	decreased user and investor confidence in cryptocurrency, including due to the various factors described herein;

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investment and trading activities such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, or of the U.S. or state governments, (ii) actual or expected significant dispositions of cryptocurrency by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for cryptocurrency or spot cryptocurrency exchange-traded products (“ETPs”);

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negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, cryptocurrency or the broader digital assets industry, for example, (i) public perception that cryptocurrency can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the cryptocurrency ecosystem, including potential future SEC enforcement actions; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of cryptocurrency and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the cryptocurrency mining process;

•	changes in consumer preferences and the perceived value or prospects of cryptocurrency;

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competition from other digital assets that exhibit better transaction speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed or held in large amounts by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

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a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for cryptocurrency purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of cryptocurrency or adversely affect investor confidence in digital assets generally;

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disruptions, failures, unavailability, or interruptions in service of trading venues for cryptocurrency, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection or an SEC enforcement action brought against an exchange or other trading venue, which seeks to freeze all of its assets during the pendency of the enforcement action;

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the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance Holdings Ltd. from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

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regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of cryptocurrency, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•	transaction congestion and fees associated with processing transactions on the applicable cryptocurrency network;

•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

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developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the cryptocurrency blockchain becoming insecure or ineffective; and

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changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the ongoing conflicts in the Middle East, as well as expectations regarding changes to the regulatory environment, including for the U.S. digital asset industry.

We may use the net proceeds from any offering by the Company to purchase cryptocurrencies, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from any offering by the Company, including the Open Market Sale AgreementSM, dated October 5, 2023, as amended August 3, 2025 (the “Agreement”), between LifeSci Capital LLC and us, to purchase cryptocurrencies. Cryptocurrencies are highly volatile and do not pay interest or other returns, and, as a result, our ability to generate a return on any investments into cryptocurrencies from the net proceeds from any offering will depend on whether there is appreciation in the value of the cryptocurrencies we purchase, if any, following our purchases thereof with the net proceeds from such offering. Future fluctuations in cryptocurrency trading prices may result in our converting cryptocurrencies purchased with the net proceeds from an offering, if any, into cash with a value substantially below the net proceeds from such offering.

Cryptocurrency and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Cryptocurrency and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects and evolving, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of digital assets or results in increased compliance costs, limitations on our business model, or the forced liquidation of our digital asset holdings, if any. We may also be subject to enforcement actions or penalties if our activities are deemed to violate applicable laws or regulations.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrency or the ability of individuals or institutions such as us to own or transfer cryptocurrency. For example, in July 2025 the United States enacted the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”), the first federal statute establishing prudential requirements for the issuance, reserve backing and supervision of U.S.-dollar-pegged stablecoins. In the same week, the House of Representatives passed the Digital Asset Market CLARITY Act of 2025 (“CLARITY Act”), which—if ultimately enacted—would allocate jurisdiction between the SEC and Commodity Futures Trading Commission and create a market-structure framework for digital commodities; the bill now awaits Senate action. International laws, including the European Union’s Markets in Crypto Assets Regulation and the U.K.’s Financial Services and Markets Act 2023 have also recently taken effect.

It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight—such as the implementing regulations under the GENIUS Act or any Senate amendments to the CLARITY Act—might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and cryptocurrency specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of cryptocurrency and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a cryptocurrency treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of cryptocurrency in particular, may also impact the price of cryptocurrency and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of cryptocurrency may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to cryptocurrency, institutional demand for cryptocurrency as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for cryptocurrency as a means of payment, and the availability and popularity of alternatives to cryptocurrency. Even if growth in cryptocurrency adoption occurs in the near or medium-term, there is no assurance that cryptocurrency usage will continue to grow over the long-term.

Recent actions by U.S. banking regulators have reduced the ability of cryptocurrency-related services providers to gain access to banking services and liquidity of digital assets may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for cryptocurrency and other digital assets.

In addition, while the current administration has expressed support regarding the development and use of digital assets and the US recently enacted the GENIUS Act, the specific regulatory frameworks, including the potential adoption of the CLARITY Act, are still to be developed. Expectations around U.S. digital asset policy, including potential sentiments that the U.S. government is not moving quickly enough or not meeting policy expectations, may adversely affect the price of cryptocurrency.

Cryptocurrency holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency markets have been characterized by significant volatility in price over short periods of time, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital assets at favorable prices or at all. For example, a number of cryptocurrency trading venues temporarily halted deposits and withdrawals in 2022. As a result, cryptocurrency holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, cryptocurrency we will hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered cryptocurrencies or otherwise generate funds using cryptocurrency holdings, including in particular, during times of market instability or when the price of cryptocurrencies has declined significantly. If we are unable to sell digital assets, enter into additional capital raising transactions using cryptocurrency as collateral, or otherwise generate funds using cryptocurrency holdings, or if we are forced to sell cryptocurrency at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We may face risks relating to the custody of our cryptocurrency, if any, including the loss or destruction of private keys required to access our cryptocurrency and cyberattacks or other data loss relating to our cryptocurrency.

We intend to hold our cryptocurrency with regulated custodians that will have duties to safeguard our private keys. Custodial services contracts may restrict our ability to reallocate our cryptocurrency among custodians, and our cryptocurrency holdings may be concentrated with a single custodian from time to time. In light of the significant amount of cryptocurrency we intend to hold, we expect to continually seek to engage additional regulated custodians to achieve a greater degree of diversification in the custody of our cryptocurrency (if any) as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of regulated digital asset custodians that we believe can safely custody our cryptocurrency (if any), for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than those currently being offered or take other measures to custody our cryptocurrency (if any), and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. In addition, holding cryptocurrency with regulated custodians could affect the availability of receiving digital assets that may result from “forks” of various cryptocurrency blockchains if custodians are unable to support or otherwise provide us with such digital assets, thereby reducing the amount of digital assets we may hold as a result. While custodians may carry insurance policies designed to cover losses for commercial crimes, cyber and cold storage, the policy limits vary per provider and would be shared among all of their customers, and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect login credentials and devices), and we cannot be sure that such coverage will continue to be available on terms that are commercially reasonable to our future custodians or at all. The insurance that covers losses of cryptocurrency holdings may cover only a small fraction of the value of the entirety of cryptocurrency holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we may have or that such coverage will cover losses with respect to our cryptocurrency (if any). Moreover, our intended use of custodians exposes us to the risk that the cryptocurrency our future custodians may hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such cryptocurrency. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our cryptocurrency.

Cryptocurrency is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the cryptocurrency is held. While cryptocurrency blockchain ledgers require a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the cryptocurrency held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the cryptocurrency held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack or other source of compromise. The cryptocurrency and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory change reclassifying cryptocurrency as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 (the “1940 Act”) and could adversely affect the market price of cryptocurrencies and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this Current Report on Form 8-K.

While senior SEC officials have stated their view that cryptocurrency is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consisting of investments in cryptocurrencies exceeds the 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business. We may also be subject to enforcement actions or penalties if our activities are deemed to violate applicable laws or regulations.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If cryptocurrency is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of digital assets that constitute investment assets under the 1940 Act. These steps may include, among others, selling digital assets that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our digital assets at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if cryptocurrency is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of cryptocurrency and in turn adversely affect the market price of our common stock.

We do not currently have the expertise to implement our cryptocurrency treasury reserve strategy and may fail to identify qualified individuals or asset managers to develop and execute successful investment or trading strategies.

We do not currently have the expertise to successfully implement our cryptocurrency treasury reserve strategy. For our cryptocurrency treasury reserve strategy to be successful it will require us to identify and hire or engage qualified individuals or asset managers to implement and oversee our investment strategy. For example, many companies that have implemented cryptocurrency treasury strategies enter into asset management agreements pursuant to which the asset manager has broad discretion to invest the company’s capital in furtherance of their applicable cryptocurrency treasury strategy. We may not be able to identify such managers in a timely manner or be able to agree on favorable terms, if at all. If identified and hired or engaged, we will be dependent on such persons to identify overvalued and undervalued investment opportunities, to exploit price discrepancies and help us navigate the complex and evolving legal and regulatory framework that governs cryptocurrencies and digital assets more broadly. No assurance can be given that we or our advisors will be able to identify suitable or profitable investment opportunities in which to deploy our capital.

Future developments regarding the treatment of digital assets for U.S. federal income and applicable state, local and non-U.S. tax purposes could adversely impact our business.

Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital assets and related transactions, many significant aspects of the U.S. federal income and applicable state, local and non-U.S. tax treatment of transactions involving digital assets, are uncertain, and it is unclear what guidance may be issued in the future with respect to the tax treatment of acquiring digital assets and related transactions. Current IRS guidance does not address all significant aspects of the U.S. federal income tax treatment of digital assets and related transactions and there continues to be uncertainty with respect to the timing and amount of income inclusions for various digital asset transactions. There can be no assurances that the IRS will not issue future guidance with respect to digital assets or that a court will not interpret existing (or new) guidance in a manner that has negative tax consequences including the imposition of a greater tax burden on investors in digital assets or imposing a greater cost on the acquisition and disposition of digital assets.